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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                  SCHEDULE 14A

                                 (RULE 14A-101)

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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                       [ ]

Filed by a party other than the Registrant    [X]

Check the appropriate box:
   [ ]   Preliminary proxy statement
   [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive proxy statement
   [ ]   Definitive additional materials
   [X]   Soliciting material pursuant to Section 240.14a-12.

                               Parlex Corporation
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                (Name of Registrant as Specified in Its Charter)

                        J.E.C. Electronics Sub Two, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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   [ ] Fee paid previously with preliminary materials.

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   [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing party:

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      (4)   Date Filed:

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(JOHNSON ELECTRIC LOGO)

NEWS RELEASE

JOHNSON ELECTRIC TO ACQUIRE PARLEX CORPORATION

Hong Kong, 18th August 2005 - Johnson Electric Holdings Limited ("Johnson Electric") announced today that through wholly-owned subsidiaries of its direct investment arm Johnson Electric Capital Ltd, it has entered into a definitive agreement to acquire Parlex Corporation ("Parlex"), a leading producer of flexible interconnect products listed on The NASDAQ Stock Market.

The board of directors of Parlex has unanimously approved the acquisition agreement and intends to recommend to Parlex's shareholders that they approve the transaction.

Under the acquisition agreement, Johnson Electric will acquire all of the issued and outstanding common stock of Parlex for US$6.75 per share in cash or US$43.8 million. The total consideration for the acquisition is US$74.6 million, assuming the redemption of Parlex's convertible preferred shares and including the assumption of its convertible and non-convertible net debt of approximately US$27.5 million. Separately, Parlex has also announced that it has entered into an agreement to divest certain assets of its loss-making multilayer flexible circuit operation to Amphenol Corporation.

Parlex is a global provider of flexible interconnect solutions to a wide range of end-market applications, including automotive components, home appliances, telecommunications, computers and business equipment, medical devices, and electronic identification. Its product offerings include flexible circuits, polymer thick-film circuits, flexible interconnect hybrid circuits, laminated cable, and flexible interconnect assemblies.

Parlex's primary manufacturing facilities are in the People's Republic of China, the USA, and the United Kingdom. Including the multilayer flexible circuit operation that is in the

{INNOVATING MOTION LOGO}


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process of being divested, the unaudited revenues of Parlex for the nine months ended 31 March 2005 were approximately US$91 million.

Patrick Wang, Chairman and Chief Executive of Johnson Electric Holdings, said "The acquisition of Parlex is an exciting opportunity for Johnson Electric Group to extend its reach and acquire new capabilities in electronics and electronic assemblies which are becoming an increasingly important factor in the electric motor systems we produce. We are especially attracted to Parlex because of its breadth of technological expertise, international operations, and its customer base which overlaps extensively with Johnson Electric's own. We very much look forward to working closely with everyone at Parlex to build and grow the business by leveraging the extensive resources of the Johnson Electric Group."

Herbert W. Pollack, Parlex Chairman, said, "After an extensive review of strategic options, the Board of Directors of Parlex has concluded that this course provides the optimal alternative for Parlex. With the financial strength and extensive customer relationships of the Johnson Electric Group, Parlex will be in a much stronger position to pursue growth opportunities in the flexible interconnections industry."

Peter Murphy, Parlex CEO, said, "In the period following the technology sector downturn in 2001, Parlex faced significant financial challenges that has constrained its ability to fund its growth and necessitated a major restructuring. In addition to the sale of assets of Parlex's multilayer division to Amphenol Corporation, which Parlex also announced today, the merger agreement with Johnson Electric is the culmination of that restructuring process. We believe that together these transactions are the most attractive solution for our shareholders and represent the best means to secure the long-term future of the business for its employees, customers and suppliers."

Completion of the acquisition is subject to certain conditions, including approval by Parlex shareholders, and certain customary closing conditions. Completion is presently expected to take place during the fourth quarter of 2005.


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ABOUT JOHNSON ELECTRIC GROUP

Johnson Electric Capital in the direct investment arm of the Johnson Electric Group. The Johnson Electric Group is one of the world's largest providers of micro motors and integrated motor systems to global customers in the automotive, power tools, home appliances, business equipment, audio-visual and personal care sectors. The group is headquartered in Hong Kong and employs over 33,000 people in 15 countries worldwide. Johnson Electric Holdings Limited is listed on the Hong Kong Stock Exchange (code 179) and is a constituent of the Hang Seng Index. For further information please visit: http://www.johnsonelectric.com

ABOUT PARLEX CORPORATION

Parlex Corporation is a world leader in the design and manufacture of flexible, interconnect products. Parlex produces custom flexible circuits and laminated cables utilizing proprietary processes and patented technologies, which are designed to satisfy the unique requirements of a wide range of customers. Its manufacturing facilities are located in the United States, China, Mexico and the United Kingdom. For further information, please visit Parlex on the web at http://www.parlex.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

CT Hew, GolinHarris                                   Tel: 2522 7928 / 9132 8828

IMPORTANT LEGAL INFORMATION FOR PARLEX SHAREHOLDERS

This communication is being made in respect of the proposed acquisition agreement involving Johnson Electric and Parlex Corporation. In connection with the agreement, Parlex Corporation will be filing a proxy statement for the stockholders of Parlex Corporation and other documents regarding the proposed transaction, with the U.S. Securities and Exchange Commission. Before making any voting or investment decision Parlex Corporation's stockholders and investors are urged to read the proxy statement regarding the acquisition agreement and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement and other documents will be available free of charge at the SEC's website, www.sec.gov. Stockholders and investors in Parlex Corporation will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.


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Parlex Corporation and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Parlex Corporation's directors and executive officers is available in Parlex Corporation's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on October 27, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Simultaneously with the issuance of this announcement, Parlex Corporation has filed a Form 8-K with the Securities and Exchange Commission (the "SEC") regarding the deal and has attached to this filing a copy of the definitive agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement from the SEC's website at http://www.sec.gov.


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The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

                        JOHNSON ELECTRIC HOLDINGS LIMITED
                (Incorporated in Bermuda with limited liability)
                               (Stock Code: 0179)

                            DISCLOSEABLE TRANSACTION

JOHNSON ELECTRIC HOLDINGS LIMITED ("THE COMPANY") ANNOUNCES THAT ON 18TH AUGUST 2005 THE COMPANY AND CERTAIN OF ITS WHOLLY-OWNED SUBSIDIARIES, ENTERED INTO A DEFINITIVE MERGER AGREEMENT TO ACQUIRE PARLEX CORPORATION ("PARLEX"), A COMPANY ORGANISED UNDER THE LAWS OF MASSACHUSETTS, U.S.A., AND LISTED ON THE NASDAQ STOCK MARKET, FROM ALL THE SHAREHOLDERS OF PARLEX.

UNDER THE DEFINITIVE MERGER AGREEMENT, THE COMPANY WILL ACQUIRE ALL OF THE ISSUED AND OUTSTANDING COMMON STOCK OF PARLEX IN A CASH MERGER FOR US$6.75 PER SHARE OR US$43.8 MILLION. THE TOTAL CONSIDERATION FOR THE ACQUISITION IS US$74.6 MILLION, ASSUMING THE REDEMPTION OF PARLEX'S CONVERTIBLE PREFERRED STOCK AND INCLUDING THE ASSUMPTION OF ITS CONVERTIBLE AND NON-CONVERTIBLE NET DEBT OF APPROXIMATELY US$27.5 MILLION. THE ACQUISITION IS SUBJECT TO PARLEX SHAREHOLDERS' APPROVAL AND OTHER CUSTOMARY CLOSING CONDITIONS.

THE ACQUISITION CONSTITUTES A DISCLOSEABLE TRANSACTION OF THE COMPANY UNDER CHAPTER 14 OF THE LISTING RULES. A CIRCULAR CONTAINING FURTHER INFORMATION ON THE ACQUISITION WILL BE SENT TO SHAREHOLDERS AS SOON AS PRACTICABLE.

THE MERGER AGREEMENT

Johnson Electric Holdings Limited ("the Company") is pleased to announce that on 18th August 2005, the Company and certain of its wholly-owned subsidiaries, entered into a definitive merger agreement to acquire Parlex Corporation ("Parlex"), a company organised under the laws of Massachusetts, U.S.A. and listed on The NASDAQ Stock Market.

Under the agreement, the Company will acquire all of the issued and outstanding common stock of Parlex for US$6.75 per share in cash. Separately, Parlex has also announced that it has entered into an agreement to divest certain assets of its loss-making multilayer flexible circuit ("Multilayer") operation to a division of Amphenol Corporation.


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Completion of the Acquisition is subject to certain conditions, including approval by Parlex shareholders, and certain customary closing conditions. Completion is presently expected to take place during the fourth quarter of 2005.

To the best of the Directors' knowledge, information and belief, having made all reasonable enquiries, Parlex is independent of the Company and its connected persons (as defined in the Listing Rules).

THE CONSIDERATION

The cash consideration for the common stock of Parlex amounts to US$43.8 million. In addition, the Company will redeem the outstanding preferred stock at its aggregate par value of $3.25 million. The total cash consideration is due on completion and is expected to be financed from Johnson Electric Group's internal cash reserves. In addition, the Johnson Electric Group will assume Parlex's existing net debt of US$27.5 million, which includes approximately US$8 million of debt obligations associated with a lease on a property where the Multilayer operation is presently located.

The consideration was agreed between the parties after arm's length negotiations, taking into account a due diligence process undertaken by the Company and its advisors. Many factors were taken into account including the cash flow and earnings of the business of Parlex to be acquired and an assessment of its future growth potential. The Directors consider that the terms of the Acquisition are fair and reasonable and the Acquisition is in the interests of the Company and the shareholders as a whole.

INFORMATION ON PARLEX

Parlex is a global provider of flexible interconnect solutions to a wide range of end-market applications, including automotive components, home appliances, telecommunications, computers and business equipment, medical devices, and electronic identification. Its product offerings include flexible circuits, polymer thick-film circuits, flexible interconnect hybrid circuits, laminated cable, and flexible interconnect assemblies. Its primary manufacturing facilities are in the People's Republic of China, the USA, and the United Kingdom.

Prior to adjustment for the unprofitable Multilayer operation that is in the process of being divested, the unaudited revenue and loss before tax and minority interests of Parlex for the nine months ended 31 March 2005 were approximately US$91 million and US$4 million, respectively. For the twelve months ended 30 June 2004, the audited revenue and loss before tax and minority interests were US$96 million and US$8 million, respectively. And for the twelve months ended 30 June 2003, the audited revenue and loss before tax and minority interests were US$83 million and US$13 million, respectively. As at 31 March 2005, prior to adjustment for the unprofitable Multilayer operation, Parlex had unaudited stockholders' equity of approximately US$45 million.

The Company understands that under applicable U.S. Securities and Exchange Commission disclosure rules Parlex is presently unable to report historical financial


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information on the business excluding the Multilayer operations. Parlex is presently scheduled to report its audited consolidated results for the twelve months ended 30 June 2005 before 30 September 2005. To the extent that Parlex discloses additional information regarding the historical financial performance of the business excluding the loss-making Multilayer operation, the Company intends to provide its shareholders with such information pursuant to the Listing Rules as soon as is practicable.

REASONS FOR THE ACQUISITION

The Company is among the world's leading producers of micro motors and integrated motor systems serving automotive and commercial customers worldwide. The Company considers the Acquisition of Parlex to be consistent with its strategy of strengthening its capabilities in electronics and investing in businesses adjacent to its core motor systems operations that offer above average growth prospects.

Among the factors that the Company considers relevant in its Acquisition of Parlex are:

      - Electronics are becoming an increasingly important factor in many of the Johnson Electric Group's end-user markets and in the range of motor systems it supplies. The Johnson Electric Group intends to utilize Parlex's expertise in interconnection technology and electronics assembly capabilities in the development of its own motor systems business.

      - A significant proportion of Parlex's existing revenues are derived from customers that are also customers of the Johnson Electric Group. The acquisition therefore presents an opportunity to provide customers with new "motion" system product solutions that draw on the expertise and technology of the combined businesses.

      - Johnson Electric Group expects to be able to assist Parlex in extending its market penetration in customer segments where the Johnson Electric Group has a strong existing presence, including automotive components, home appliances, and business equipment.

GENERAL

The Acquisition constitutes a discloseable transaction of the Company under Chapter 14 of the Listing Rules. A circular containing further information on the Acquisition will be sent to shareholders as soon as practicable.

DEFINITIONS

"Acquisition"               the acquisition of all the issued and outstanding
                            shares of Parlex Corporation by the Company through its wholly-owned subsidiaries

"Company"                   Johnson Electric Holdings Limited, a company
                            incorporated in Bermuda with limited liability and whose


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                            shares are listed on The Stock Exchange of Hong Kong
                            Limited

"Directors"                 the directors of the Company

"Johnson Electric Group"    the Company and its subsidiaries

"Listing Rules"             Rules Governing the Listing of Securities on The
                            Stock Exchange of Hong Kong

"Multilayer"                the multilayer flexible printed circuit board
                            operations of Parlex Corporation. In a separate transaction, Parlex has agreed to divest certain assets of the multilayer operation to Amphenol
                            Corporation.

"Parlex" Parlex Corporation, a company organised in Massachusetts, U.S.A. and whose shares are listed on The NASDAQ Stock Market

                                                   By Order of the Board
                                                  PATRICK WANG SHUI CHUNG
                                                Chairman and Chief Executive

As at the date of this announcement, the Board of Directors comprises Patrick Wang Shui Chung, Winnie Wang Wing Yee, Richard Wang Li-Chung being the Executive Directors, and Wang Koo Yik Chun, Peter Wang Kin Chung being Non-Executive Directors, and Peter Suart Allenby Edwards, Patrick Blackwell Paul, Arkadi Kuhlmann, Oscar De Paula Bernardes Neto, Michael John Enright, and Laura May-Lung Cha being Independent Non-Executive Directors.

Hong Kong, 18th August 2005


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